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                                                                 Exhibit 10(iii)


                              EMPLOYMENT AGREEMENT


                  This Employment Agreement is made and entered by and between DATABASE TECHNOLOGIES, INC., a Florida corporation (the "Company"), and J. HENRY MUETTERTIES ("Employee"). The Company is a wholly owned subsidiary of DBT Online, Inc., a Pennsylvania corporation ("DBT"). The parties to this Agreement agree as follows:

                  1. EMPLOYMENT. This Agreement will be effective as of January 1, 2000 ("Effective Date"). The Company agrees to employ Employee as Vice President, General Counsel and Secretary of the Company, and Employee accepts and agrees to such employment, as of the Effective Date, in the capacity and for the term of employment specified herein (the "Term"). Employee will at all times be subject to the general supervision, control and guidance of the President and Chief Executive Officer and board of directors of DBT (the "Board" as used herein shall mean the DBT Board, for so long as DBT is a parent, and otherwise the Company's board). During the Term, Employee will render such services, perform such duties and exercise such supervision and powers, to, for and with respect to the Company and its present and future parents, subsidiaries and divisions, as may be established from time to time by the President and Chief Executive Officer and the Board. Employee will report to the President and Chief Executive Officer and the Board and its Chairman. Employee will devote his fulltime business efforts to the performance of his duties hereunder.

                  2. TERM. The Term will consist of a one year term beginning on the Effective Date and shall automatically renew for another like term each day. However, the Term may terminate earlier under Sections 6 or 10 of this Agreement.

                  3. SALARY; REIMBURSABLE EXPENSES.

                           (a) The basic annual rate of compensation of
Employee's employment services is $160,000 (the "Salary"). The Company will pay the Salary to Employee in equal installments according to the Company's payroll payment schedule in effect from time to time. The salary shall be subject to review on an annual basis by the Compensation Committee of the Board which in its sole discretion may increase the Salary.

                           (b) Employee will be reimbursed for all reasonable
"out-of-pocket" professional fees, business expenses for business travel and business entertainment incurred in connection with the performance of Employee's duties under this Agreement (i) so long as such expenses constitute deductions from taxable income for the Company and are excludable from taxable income to the Employee under the governing laws and regulations of the Internal Revenue Code; and (ii) to the extent such expenses are consistent with the DBT Travel Expense Policy as such Policy may be amended from time to time. The reimbursement of Employee's business expenses will




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be upon monthly presentation to and approval by the DBT Chief Financial Officer of valid receipts and other appropriate documentation for such expenses.

                           (c) Employee will be entitled to receive both (i) an
allowance of $500 per month to pay for the costs associated with leasing an automobile of Employee's choice and (ii) reimbursement for the costs of maintenance, operation and insurance, and gasoline used for business purposes of the Company for such automobile.

                  4. BONUS.

                           Employee may receive an incentive bonus of up to 40%
of Employee's Salary for each fiscal year beginning with the fiscal year ending December 31, 2000, based upon the criteria, and payable at such times, as may be determined by the Board, upon the advice and with the consent of the Board or the Compensation Committee of the Board. This amount may, in the sole and absolute discretion of the Board or the Compensation Committee of the Board, exceed 40% based on overachievement of targets set by the Compensation Committee. The amount, manner of payment, and form of consideration, if any, will be determined by the Board, in its sole and absolute discretion, and such determination will be binding and final. Employee will be eligible to receive the incentive bonus if Employee is employed with the Company on the date the incentive bonus is paid. The bonus will generally be paid on or before March 1 of each year beginning March 1, 2001.

                  5. VACATION. During the term hereof, Employee will be entitled to four (4) weeks of paid vacation a year.

                  6. CHANGE OF CONTROL.

                           6.1 CHANGE OF CONTROL DEFINITION. As used herein, a
"Change of Control" shall be deemed to have occurred if:

                           (a) The merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, and (ii) the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or





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                           (b) The sale or other disposition of all or
                           substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company.

                           6.2 EFFECT OF A CHANGE OF CONTROL. If a Change of
Control occurs during the Employment Term, Employee's Employment Term shall terminate 30 days after the Change of Control and it will be treated as a Termination without Cause under Section 10 (c)(i) and (ii) of this Agreement and he will be entitled only to those payments and benefits under that Section.

                  7. COVENANT NOT TO COMPETE. For so long as Employee is employed by the Company and for a period of eighteen (18) months following the date Employee ceases to be employed by the Company, to the fullest extent authorized by law, Employee will not engage in, directly or indirectly, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant shareholder or otherwise) in the United States of America that engages in any business competitive with the business of the Company; PROVIDED, HOWEVER, that Employee may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company, whose securities are traded on any national securities exchange in the United States, and may retain ownership interest in such entities. The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant will not affect the provisions of any other covenant.

                  8. AGREEMENT NOT TO DIVULGE CONFIDENTIAL INFORMATION. Employee recognizes that by reason of Employee's interest in the Company and its affiliates and employment or engagement (as an agent, independent contractor, consultant, director or otherwise) by the Company or its affiliates, Employee has acquired and will acquire Confidential Information concerning the operations and business of the Company and its affiliates, the use or disclosure of which would cause substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Employee acknowledges and agrees that any such Confidential Information acquired was and will be received in confidence from the Company and its respective affiliates, and that all of such information is the property of the Company and its affiliates. Accordingly, Employee covenants and agrees with the Company and its affiliates that except in performance of the Employee's obligations to the Company, or its affiliates or with the prior written consent of the Company, Employee will not, at any time, directly or indirectly, (i) disclose any Confidential Information learned by reason of Employee's past affiliation with the Company or its affiliates or employment or engagement (as an agent, independent contractor, consultant, director or otherwise) by the Company or its affiliates; or (ii) use such information in a manner detrimental to the interest of the Company or its affiliates unless (x) such information becomes known to the public generally through no fault of Employee, (y) disclosure is required by law or the order of any governmental authority or (z) Employee must disclose such information pursuant to court order in connection with the defense of a lawsuit against the Employee.




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Notwithstanding the foregoing, prior to disclosing any information pursuant to clauses (x), (y) or (z) above, Employee will give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and will cooperate with its efforts to prevent such disclosure. The term "Confidential Information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company or its respective affiliates with respect to their businesses or any products, product elements, data sources, facilities, trade dress, methods, software, source code, systems, procedures, manuals, confidential reports, product price list, supplier arrangement or lists, marketing information, financial information, business plans, prospects or opportunities or other trade secrets or intellectual property of any kind or nature.

                  9. AGREEMENT NOT TO SOLICIT OR INTERFERE WITH EMPLOYEES, SUPPLIERS, AND CUSTOMERS. During the term of Employees' employment with the Company and for a period of eighteen (18) months thereafter, to the fullest extent authorized by law, Employee will not, directly or indirectly, or by acting in concert with others, hire, solicit to hire, or induce or influence any person who is engaged as an employee, agent, independent contractor, supplier, consultant, director or otherwise by the Company or any of its affiliates to leave the employ of the Company or its affiliates (including, without limitation Company and its subsidiaries) or modify, in any manner adverse to the Company or any of its affiliates, or to terminate his engagement with the Company or any of its affiliates or to induce or influence any customer of the Company or any of its affiliates to terminate or modify his, her or its relationship as a customer of the Company or any of its affiliates; PROVIDED, HOWEVER, that if requested by any employee or former employee of the Company or any of its subsidiaries, Employee may, following written notice to the Vice President of Human Resources of DBT, provide a reference with respect to such employee.

                  10. TERMINATION OF TERM.

                           (a) DISABILITY. If Employee becomes totally disabled
(as defined below), the Company may terminate the Term and the Company will have no further liability or obligation to Employee under this Agreement except the Employee will receive (i) any unpaid Salary that has accrued through the date of termination and (ii) a pro rata portion of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which the Employee becomes totally disabled. Employee will be deemed to be "totally disabled" if Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations.

                           (b) DEATH. If Employee dies during the Term, this
Agreement will automatically terminate, and thereafter the Company will not have any further liability or obligation under this Agreement to Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that Employee's estate shall receive any unpaid Salary that has accrued through the date of termination.





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                           (c) TERMINATION BY THE COMPANY AND EFFECT OF SUCH
TERMINATION. The Company may terminate this Agreement at any time upon delivery of written notice to Employee, with the following effects:

                           (i) If Employee's employment hereunder has been
                  terminated without Cause, as hereafter defined, then Employee shall receive 100% of one year's Salary and medical and dental benefits as are accorded to executive officers of the Company. Additionally, Company will fulfill its obligation under the then current car lease as set forth in Section 3, (c) and pay moving expenses, if any, for relocating household goods, automobiles and airfare for Employee and Family from Boca Raton, Florida.

                           (ii) If Employee's employment hereunder is terminated
                  without Cause prior to January 1, 2002, Employer shall guarantee Employee receives at least the $360,000 purchase price upon the sale of his home in Boca Raton, Florida, such sale to be approved by the Employer.

                           (iii) In the event that Employee's employment
                  hereunder is terminated for Cause, as hereafter defined, this Agreement and rights of Employee shall be terminated immediately. For these purposes, "Cause" shall mean dishonesty, willful insubordination, habitual absence from work, habitual insobriety or drug addiction, failure to perform Employee's duties, or material breach of this Agreement.

                  11. FRINGE BENEFITS. During the term hereof, the Company will provide to Employee such fringe benefits, including medical and dental benefits, as are accorded to other executive officers of the Company.

                  12. BRIDGE LOAN PAYMENT. Employee agrees to pay by May 31, 2000, the outstanding bridge loan in the amount of $342,928.43 in connection with the purchase of his home in South Florida.

                  13. GOVERNING LAW. The terms of this Agreement will be governed by the laws of the State of Florida, without reference to its principles of conflicts of law.

                  14. WAIVER. No waiver of any of the provisions of this Agreement will be deemed, or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  15. NOTICES. Any notices to be given hereunder by either party to the other will be in writing and may be given either by personal delivery or by certified mail, postage prepaid with return receipt requested, or by documented overnight courier service such as FedEx to the following addresses:



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                           If to the Company:

                                    DBT Online, Inc.
                                    4530 Blue Lake Drive
                                    Boca Raton, FL 33431
                                    Attention:  Kevin Barr

                           If to Employee:







or such other address as either party may specify in writing to the other, in accordance with this Section 15 Notices delivered personally will be deemed received as of actual receipt; mailed notices will be deemed received as of five
(5) days after mailing; notices sent by overnight courier service will be deemed received on the business day following the date of delivery to the courier service.

                  16. ARBITRATION. Employee and the Company agree that all disputes concerning the terms of this Agreement or Employee's employment with the Company will be subject solely to binding arbitration. The arbitrator selection and conduct of the arbitration will be pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of the arbitration will be Palm Beach County, Florida.

                  17. NO PRIOR AGREEMENT. Employee hereby represents and warrants to the Company that Employee's execution of this Agreement, employment by the Company, and performance of duties under this Agreement will not violate or be a breach of any agreement with a former employer, client, or any other person or entity, and Employee will indemnify, defend and hold the Company and its officers and directors harmless from and against any claim to the contrary.

                  18. ENTIRE AGREEMENT. This Agreement, and its referenced attachments, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior oral or written agreement. This Agreement may not be modified or amended in any way except in writing by the parties hereto.



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                  19. DURATION AND SURVIVAL. Notwithstanding the termination of the Term and of the Employee's employment by the Company, this Agreement will continue to bind the parties for so long as any obligations (including, without limitation, Employee's obligations under Sections 7, 8, 9, and 12) remain to be performed under the terms of this Agreement.

                  20. SEVERABILITY. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision will be in addition to, and not in place of, the provisions of Section 6 above.

                  IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed as of the date first set forth above.


DATABASE TECHNOLOGIES, INC.                 EMPLOYEE


By:                                         By: /s/ J. Henry Muetterties
   --------------------------------             --------------------------------
                                                J. HENRY MUETTERTIES
Name: CEO
     ------------------------------

Title: February 14, 2000
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